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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Current Report on Form 8-K into the Company's previously filed Registration Statements on Form S-8 (Registration Nos. 33-43619, 33-72436, 33-84988, 33-84990, 33-59807, 33-61621, 33-61625, 33-61627, 333-02181,
333-08161, 333-14115, 333-14613, 333-34819, 333-51975, 333-64239, 333-70055,
333-59247, 333-56113), previously filed Registration Statements on Form S-3 (Registration Nos. 333-00097, 333-08573, 333-32471, 333-33889, 333-52197,
333-80063, 333-21035, 333-17453, 333-17421, 33-63143, 333-63893, 333-62547,
33-85018, 33-42988, 33-76226, 33-76224 and 33-43809), and previously filed
Registration Statements on Form S-4 (Registration Nos. 333-14109, 33-60103, 33-63981 and 333-32805). It should be noted that we have performed no audit procedures subsequent to February 25, 1999, the date of our report, except with respect to Notes 20 and 21, as to which the date is September 16, 1999. Furthermore, we have not audited any financial statements of Waste Management, Inc. as of any date or for any period subsequent to December 31, 1998.


                                       /s/ Arthur Andersen LLP

Houston, Texas
September 16, 1999